                                                                    EXHIBIT 3.45

                            ARTICLES OF INCORPORATION

STATE OF OKLAHOMA,         )
                           )  SS.
County of Kingfisher,      )

TO ANDY ANDERSON, SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

      We, the undersigned incorporators,

NAME                   ADDRESS                   CITY STATE
Ambrose M. Keyser                             Okarche, Oklahoma

Paul J. Winger         11006 S. Homan,        Chicago 43, Illinois

Inez B. Keyser                                Okarche, Oklahoma

being persons legally competent to enter into contracts, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Oklahoma, do hereby adopt the following Articles of Incorporation:

                                   ARTICLE ONE

      The name of this corporation is:

            Temtrol, Inc.

                                   ARTICLE TWO

      The address of its registered office in the State of Oklahoma is Okarche, Oklahoma, and the name of its registered agent is Ambrose M. Keyser, his address being Okarche, Oklahoma.

                                  ARTICLE THREE

      The duration of the corporation is 50 years.

                                  ARTICLE FOUR

      The purpose or purposes for which this corporation is formed are:

            To engage in the manufacture, fabrication, sale, distribution, exchange and repair of air-conditioning equipment, accessories to air-conditioning equipment, and any and all business and transactions relating thereto.

                                  ARTICLE FIVE

      The aggregate number of shares which the corporation shall have authority to allot is 1000, divided into one class. The designation of such class is "Common", and the par value of the shares of such class is $100.00, making a total of $100,000.00.

                                   ARTICLE SIX

      The amount of stated capital with which it will begin business is $35,000.00, which has been fully paid in.

                                  ARTICLE SEVEN

      The number and class of shares to be allotted by the corporation before it shall begin business, and the consideration to be received by the corporation therefor, are:

                                           CONSIDERATION TO BE
CLASS OF SHARES         NUMBER OF SHARES    RECEIVED THEREFOR
Common                        350              $35,000.00

                                  ARTICLE EIGHT

      The number of directors to be elected at the first meeting of the shareholders is three.

                                                  /s/ Ambrose M. Keyser
                                               ------------------------------
                                               Ambrose M. Keyser

                                                  /s/ Paul J. Winger
                                               ------------------------------
                                               Paul J. Winger

                                                 /s/ Inez B. Keyser
                                               ------------------------------
                                               Inez B. Keyser

STATE OF OKLAHOMA,       )
                         ) SS.
COUNTY OF KINGFISHER,    )

      Before me, a Notary Public in and for said County and State, on this 12th day of August, 1955, personally appeared Ambrose M. Keyser, Paul J. Winger and Inez B. Keyser, to me known to be the identical persons who executed the foregoing Articles of Incorporation and acknowledged to me that they executed the same as their free and voluntary act and deed for the uses and purposes therein set forth.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal this day and year above written.

(SEAL)                                                [Illegible] Andrews
                                                      --------------------------
                                                      Notary Public

My commission expires: June 21, 1958

            AMENDED ARTICLES OF INCORPORATION AMENDING AND EXTENDING
                     PRIOR AMENDED ARTICLES OF INCORPORATION

Secretary of State
State of Oklahoma
Corporation Division
State Capitol Building
2300 N. Walnut
Oklahoma City, Oklahoma 73105

      Pursuant to Section 1.162 of the Business Corporation Act of Oklahoma, the undersigned directors of the Corporation certify the following:

      The present name of the Corporation is Temtrol, Inc. The name under which, it was originally incorporated was Temtrol, Inc.

      An amendment to the Corporation's Articles of Incorporation was adopted by the Board of Directors on January 14, 1985.

      Article Number Three currently reads as follows:

            The duration of the corporation is 50 years.

      Article Number Three is amended to read as follows:

                  The duration of the Corporation is perpetual.

      Of the 669 1/2 shares outstanding, 669 1/2 of such shares were entitled to vote on such amendment. The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

                                             Number of
Class                                   Outstanding Shares
-----                                   ------------------
Common                                        669 1/2

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      The number of shares voted for and against the amendment was as follows:

Class                   No. Voted For              No. Voted Against
-----                   -------------              -----------------
Common                     669 1/2                         0

      The amendment did not change the number or par value of authorized shares having a par value. The amendment did not change the number of authorized shares without par value.

      The amendment did not provide for an exchange, reclassification, or cancellation of issued shares or a reduction of the number of authorized shares of any class below the number of issued shares of that class.

      IN WITNESS WHEREOF, the undersigned Chairman and President of the Corporation has executed this instrument in duplicate and affixed its corporate seal hereto on the 14th day of January, 1985.

[Corporate Seal]                                   TEMTROL, INC.

                                                     [Illegible]
                                                   ---------------------------
                                                   Chairman

ATTEST:

                                                      /s/ George Halko
                                                   ---------------------------
                                                   President
 [Illegible]
----------------------------
(Assistant) Secretary